Exhibit 2.b.i.2

THIS FOURTH SUPPLEMENTAL AGREEMENT is dated 30th June, 2000 and made between:

(1)
TRADER.COM N.V. a company incorporated in the Netherlands with its registered office at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands (the "Parent");

(2)
TRADER.COM GROUP B.V., a company incorporated in The Netherlands with its registered office at Parnassustoren, Locatellikade 1, 1076AZ, Amsterdam, The Netherlands, for itself and as agent for each of the Obligors (the "Obligors' Agent");

(3)
DLJ CAPITAL FUNDING, INC. as arranger of the Facilities (the "Arranger");

(4)
DLJ CAPITAL FUNDING, INC. as agent for the Lenders (in this capacity the "Facility Agent");

(5)
DLJ CAPITAL FUNDING, INC. as security agent and trustee for the Lenders (in this capacity the "Security Agent"); and

(6)
DLJ CAPITAL FUNDING, INC. as syndication manager (in this capacity the "Syndication Agent").

WHEREAS:

(A)
This Fourth Supplemental Agreement is supplemental to a credit agreement dated 11th December, 1998 (as novated, supplemented, amended and restated from time to time including without limitation by a Supplemental Agreement dated 20th October, 1999, a Second Supplemental Agreement dated 14th February, 2000 and a Third Supplemental Agreement dated 5th April, 2000 the "Credit Agreement").

(B)
Pursuant to Clause 29 of the Credit Agreement, the Obligors' Agent on behalf of the Obligors and the Facility Agent on behalf of the Lenders (with the consent of Lenders the aggregate of whose Commitments represents by value at least 66 2/3% of the Dollar Equivalent (calculated using exchange rates applicable as at the Effective Date (as defined in the Credit Agreement)) of the Total Commitments) may effect the amendments to the Credit Agreement referred to in this Fourth Supplemental Agreement and any such waiver, amendment or variation so authorised and effected shall be binding on all the Finance Parties. Lenders, the aggregate of whose Commitments represents by value at least 66 2/3% of the Dollar Equivalent (calculated using exchange rates applicable as at the Effective Date (as defined in the Credit Agreement)) of the Total Commitments have approved the amendments to the Credit Agreement set out in Clause 2 below.

(C)
The parties to this Fourth Supplemental Agreement have agreed to supplement and amend the Credit Agreement on the terms set out below.

THIS AGREEMENT WITNESSES as follows:

1.  INTERPRETATION

(a)
Capitalised terms not otherwise defined in this Fourth Supplemental Agreement have the meanings given to them in the Credit Agreement, unless the context otherwise requires.

(b)
In this Fourth Supplemental Agreement:

  "Amended Credit Agreement" means the Credit Agreement as supplemented and amended by this Fourth Supplemental Agreement.

  "Fourth Effective Date" has the meaning given to such term in Clause 4.

(c)
Terms defined above or in the Recitals to this Fourth Supplemental Agreement have the same meaning when used in this Fourth Supplemental Agreement.

(d)
Clause 1.2 of the Credit Agreement is deemed to be set out in full in this Fourth Supplemental Agreement but as if references to the Credit Agreement are references to this Fourth Supplemental Agreement.

2.  AMENDMENTS TO THE CREDIT AGREEMENT

  The parties to this Fourth Supplemental Agreement agree for themselves and for their successors, transferees and assigns pursuant to the Credit Agreement that on and with effect from the Fourth Effective Date, the Credit Agreement shall be supplemented and amended by this Fourth Supplemental Agreement as follows:

  (a)
  In Clause 1.1:

  (i)
  The definition of "Effective Date" shall be deleted and shall be replaced as follows, "Effective Date means 5th April, 2000".

  (ii)
  The definition of "Finance Documents" shall be amended by the insertion of the words "the Fourth Supplemental Agreement" on line two after the words "the Third Supplemental Agreement,".

  (iii)
  The definition of "Majority Lenders" shall be amended by:

  (A)
  the deletion of the word "Signing" on line two of paragraph (a) and line three of paragraph (b) and the insertion of the word "Effective"; and

  (B)
  the deletion of the number "2.3" on the last line of this definition and the insertion of the number "2.2".

    (iv)
    The following definitions shall be added:

    (A)
    "Fourth Effective Date" has the meaning given to that term in the Fourth Supplemental Agreement.

    (B)
    "Fourth Supplemental Agreement" means the supplemental agreement entered into between, inter alia, the Obligors' Agent and the Facility Agent dated   June, 2000 amending and restating the terms of this Agreement.

  (b)
  Clause 2.1 shall be amended by:

  (i)
  the deletion of the word "is" after the words "the Advance" on line three of paragraph (b) and the insertion of the word "in";

  (ii)
  the insertion of the word "The" after the words "made to" on line three of paragraph (b);

  (iii)
  the insertion of the word "The" after the word "to" on line three of paragraph (c).

  (c)
  Clause 2.2 shall be deleted and Clauses 2.3, 2.4 2.5 and 2.6 shall be renumbered accordingly.

  (d)
  Clause 2.3(f) (before the renumbering referred to in paragraph (c) above) shall be amended by the deletion of the number "2.3" on line three and the insertion of the number "2.2".

  (e)
  Clause 2.4(a) (before the renumbering referred to in paragraph (c) above) shall be amended by the deletion of the number "2.4" on line six and the insertion of the number "2.3".

  (f)
  Clause 9.1(c)(ii)(A) shall be amended by the deletion of the words "(such consent not to be unreasonably withheld)" on line two.

  (g)
  Clause 18.9(d) shall be amended by:

  (i)
  the insertion of the words "the obligations of any Guarantor incorporated in France" after the words "this Clause" on line six;

  (ii)
  the deletion of the word "and" immediately after the insertion referred to in sub-paragraph (i) above;

  (iii)
  the deletion of the word "obligation" immediately after the words "shall not include any" on line seven and the insertion of the words "indebtedness which" immediately after this deletion; and

  (iv)
  the deletion of the words "or liability to the extent that it" immediately after the insertion referred to in sub-paragraph (iii) above.

  (h)
  Clause 21.15(d)(iii)(A) shall be amended by the insertion of the words ", provided that the acquisition of the shares or stock in a limited liability company or corporation which carries on an internet business of the same type as the Internet Business shall only be funded from Available Additional Subordinated Debt to the extent that such Available Additional Subordinated Debt arises from the issue of shares for cash by the Parent" at the end of this sub-paragraph.

  (i)
  Clause 21.15(d)(v) shall be amended by:

  (A)
  the insertion of the word "existing" immediately after the words "in any" on line one;

  (B)
  inserting the words "(A) where such member of the Group is also a member of the Internet Group," immediately after the words "provided that" on line three; and

  (C)
  the insertion of the words "arising from the issue of shares for cash by the Parent; or (B) where such member of the Group is not also a member of the Internet Group, the consideration payable is paid out of the proceeds of Available Additional Subordinated Debt" immediately after the words "Available Additional Subordinated Debt" on line four.

  (j)
  Clause 21.34(a) shall be amended by the deletion of the word "and" immediately after the words "other currencies)" on line nine and the insertion of the words "and the Joint Venture does not carry on an internet business of the same type as the Internet Business" immediately after the word "Clause 22.3" on line ten.

  (k)
  Clause 22.1 shall be amended by the deletion of the word "and" at the end of paragraph (i)(B) of the definition of "Consolidated Net Income".

  (l)
  Clause 23.1(y)(i) shall be amended by the deletion of the words "or Additional Subordinated Debt" immediately after the words "Equity Proceeds" on line one of this sub-paragraph.

  (m)
  Clause 30.2(a) shall be amended by:

  (i)
  the insertion of the words "of Tranche A Commitments, Tranche D Commitments or Tranche E Commitments" immediately after the words "or novation" on line two of the second paragraph; and

  (ii)
  the insertion of the words "and any partial assignment, transfer or novation of Tranche B Commitments or Tranche C Commitments must be in a minimal amount of at least USD1,000,000" at the end of the second paragraph.

  (n)
  Clause 30.5 shall be deleted and replaced as follows "The Facility Agent shall on behalf of the Borrowers, keep a register of the names and addresses of the Lenders and the Commitments of and the principle amounts, stated interest or other commitments paid and/or owing to each

    Lender under this Agreement and shall supply any other Party (at that Party's expense) with a copy of the register on request. The entries in that register shall be conclusive, in the absence of manifest error, and the Borrowers, the Facility Agent and the Lenders shall treat each person whose name is recorded in that record as the owner of such amounts recorded therein for all purposes of this Agreement"

3.  REPRESENTATIONS AND WARRANTIES

  By the Obligors' Agent execution of this Fourth Supplemental Agreement it and each other Obligor represents and warrants to each Finance Party on the date of this Fourth Supplemental Agreement and on the Fourth Effective Date that:

  (a)
  Powers and authority: It has the power to enter into and perform this Fourth Supplemental Agreement and the Amended Credit Agreement and the transactions to be implemented pursuant thereto, and has taken all necessary action to authorise the entry into, performance and delivery of, this Fourth Supplemental Agreement and the transactions contemplated by this Fourth Supplemental Agreement (including, without limitation, under the Amended Credit Agreement).

  (b)
  Legal Validity: Subject to the Reservations, this Fourth Supplemental Agreement constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligations enforceable against it and no limit on its powers will be exceeded as a result of the transactions and matters provided for in the Fourth Supplemental Agreement and the Amended Credit Agreement.

  (c)
  Non-conflict: The entry into and performance by it of, and the transactions contemplated by the Fourth Supplemental Agreement and the Amended Credit Agreement do not:

  (i)
  conflict with any law or judicial or official regulation applicable to it; or

  (ii)
  conflict with its constitutional documents; or

  (iii)
  conflict in any respect with, or entitle any third party to terminate, any agreement or document which is binding upon it, any other member of the Group or any asset of any member of the Group in a manner or to an extent which would be reasonably likely to have a Material Adverse Effect or in a manner or to an extent which could result in any liability on the part of any Finance Party to any third party.

  (d)
  Authorisations: All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Fourth Supplemental Agreement (including, without limitation, under the Amended Credit Agreement) have been obtained or effected (as appropriate) and are in full force and effect.

  (e)
  No default: No Default is outstanding or is reasonably likely to result from the amendment and restatement of the Credit Agreement provided for in this Fourth Supplemental Agreement.

  (f)
  Obligors' Agent: The Obligors' Agent is duly authorised and empowered by each other Obligor to execute this Fourth Supplemental Agreement on their behalf.

  (g)
  Representations in the Credit Agreement: With the exception of Clause 20.1(x) of the Credit Agreement, the representations and warranties set out in Clause 20 (Representations and Warranties) of the Credit Agreement are repeated on and are true as if made on the date of this Fourth Supplemental Agreement and on the Fourth Effective Date.

4.  CONDITIONS PRECEDENT

  Clause 2 and the supplements and amendments to the Credit Agreement provided for in this Fourth Supplemental Agreement are subject to and shall not come into effect until the date (the "Fourth Effective Date") on which the Facility Agent notifies the Obligors' Agent and the Lenders in writing that it has received a certified copy of a resolution of the directors (or of a duly constituted and empowered committee of the directors) of each of the Parent and the Obligors' Agent approving the transactions and matters contemplated by this Fourth Supplemental Agreement and authorising a specified person or persons to execute this Fourth Supplemental Agreement.

  The Facility Agent shall give such notification promptly upon being satisfied that such conditions precedent have been met.

  If the Fourth Effective Date has not occurred on or before 15th July, 2000 then the amendments to the Credit Agreement set out in Clause 2 shall be cancelled and shall not come into effect.

5.  INCORPORATION

(a)
This Fourth Supplemental Agreement is designated as a Senior Finance Document.

(b)
This Fourth Supplemental Agreement shall, from the Fourth Effective Date, be deemed to be incorporated as part of the Credit Agreement so that references in the Credit Agreement to "this Agreement", "herein" and like terms shall include this Fourth Supplemental Agreement and the Credit Agreement as supplemented and amended by this Fourth Supplemental Agreement.

(c)
Except as otherwise provided in this Fourth Supplemental Agreement, the Senior Finance Documents remain in full force and effect.

6.  GUARANTORS

  The Obligors' Agent agrees on behalf of each Guarantor to the amendment of the Credit Agreement provided for in this Fourth Supplemental Agreement and confirms that the guarantee given by such Obligor under the Credit Agreement (and any Guarantor Accession Agreement entered into by such Obligor) remains in full force and effect and covers all amounts outstanding from time to time under the Amended Credit Agreement (subject to any limitation originally provided for in relation to it in the Credit Agreement (or any Guarantor Accession Agreement entered into by it)).

7.  SECURITY

  The Obligors' Agent agrees on behalf of each Obligor that each Security Document granted by the Obligors remains in full force and effect and secures all amounts outstanding from time to time under the Amended Credit Agreement (subject to any limitation set out in such Security Document or under the Amended Credit Agreement or any Guarantor Accession Agreement).

8.  FEES AND EXPENSES

  The Company shall reimburse the Facility Agent for the reasonable out-of-pocket charges and expenses (including, without limitation, the fees and expenses of legal advisers) incurred by it in connection with the negotiation, preparation, printing and execution of this Fourth Supplemental Agreement, together with all value added and similar taxes applicable to the same.

9.  MISCELLANEOUS

  The provisions of Clauses 26 (Expenses), 29 (Amendments and Waivers), 36 (Notices) and 37 (Jurisdiction) of the Credit Agreement shall apply to this Fourth Supplemental Agreement as though they were set out in this Fourth Supplemental Agreement in full, but as if references in those Clauses to the Credit Agreement were references to this Fourth Supplemental Agreement.

10.  COUNTERPARTS

  This Fourth Supplemental Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Fourth Supplemental Agreement.

11.  GOVERNING LAW

(a)
This Fourth Supplemental Agreement is governed by English law.

(b)
This Fourth Supplemental Agreement has been entered into on the date first stated at the beginning of this Fourth Supplemental Agreement.

SIGNATORIES TO THE SUPPLEMENTAL AGREEMENT

Parent

TRADER. COM N.V.
By: R. WALLS

Obligors' Agent

TRADER.COM GROUP B.V.
By: CHARLOTTE. SELDENRIJK

Arranger

DLJ CAPITAL FUNDING, INC.
By: HOWARD SHAMS

Facility Agent

DLJ CAPITAL FUNDING, INC.
By: HOWARD SHAMS

Security Agent

DLJ CAPITAL FUNDING, INC.
By: HOWARD SHAMS

Syndication Agent

DLJ CAPITAL FUNDING, INC.
By: HOWARD SHAMS

CONFORMED COPY

FOURTH SUPPLEMENTAL AGREEMENT

Dated 30th June, 2000

Between

TRADER.COM N.V.
as Obligors' Agent

DLJ CAPITAL FUNDING, INC.
as Arranger

THE LENDERS

DLJ CAPITAL FUNDING, INC.
as Facility Agent and Security Agent

and

DLJ CAPITAL FUNDING, INC.
as Syndication Agent

ALLEN & OVERY
 London